                            POWER OF ATTORNEY

 Know all by these presents, that the undersigned hereby
constitutes and appoints each of Darin Lippoldt, John Dahldorf and
Linda Kaechele, or either of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

 (1) prepare, execute in the undersigned's name and on the
 undersigned's behalf, and submit to the U.S. Securities
 and Exchange Commission (the "SEC") a Form ID, including
 amendments thereto, and any other documents necessary or
 appropriate to obtain codes and passwords enabling the
 undersigned to make electronic filings with the SEC of
 reports required by Section 16(a) of the Securities
 Exchange Act of 1934 or any rule or regulation of the SEC;

 (2) execute for and on behalf of the undersigned, in the
 undersigned's capacity as an officer, director and/or more
 than 10% stockholder of Volcano Corporation (the
 "Company"), Forms 3, 4, and 5 in accordance with
 Section 16(a) of the Securities Exchange Act of 1934 and
 the rules thereunder;

 (3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to
 complete and execute any such Form 3, 4, or 5, complete
 and execute any amendment or amendments thereto, and
 timely file such form with the SEC and any stock exchange
 or similar authority; and

 (4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such
 attorney-in-fact, may be of benefit to, in the best
 interest of, or legally required by, the undersigned, it
 being understood that the documents executed by such
 attorney-in-fact on behalf of the undersigned pursuant to
 this Power of Attorney shall be in such form and shall
 contain such terms and conditions as such attorney-in-fact
 may approve in such attorney-in-fact's discretion.

        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing
attorneys-in-fact. This Power of Attorney supersedes any previous power of attorney granted by the undersigned with respect to Forms 3,
4 or 5.

        IN WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be executed as of this 3 day of February, 2011.

     /s/ David Sheehan
     ---------------------------
     David Sheehan